Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated December 8, 2010
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
J. Brian Patsy	Joe Diaz, Robert Blum or Joe Dorame
Chief Executive Officer	Lytham Partners, LLC
(513) 794-7100	(602) 889-9700
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH® SOLUTIONS REPORTS Q3 RESULTS
License solutions sales drive 9% revenue growth;
Q3 2010 EPS: $0.01 vs. Q3 2009 EPS: $(0.03)
Cincinnati, Ohio — December 8, 2010 — Streamline Health Solutions, Inc. (Nasdaq CM: STRM) today announced financial results for the third quarter of fiscal year 2010, ended October 31, 2010.
Highlights for the quarter included:
•	Revenue for the quarter increased 9% over prior year’s comparable quarter;
•	System sales increased 241% compared to last year’s third quarter;
•	Adjusted EBITDA* for the quarter increased 140% to $1.2 million from $0.5 million in the third quarter of 2009;
•	Net earnings for the quarter were $95,000, or $0.01 per share, compared to a net loss of $296,000, or $(0.03) per share, in the third quarter of 2009;
•	Company was awarded purchase contracts for one new, and one add-on, accessANYwareTM enterprise licenses — total contracts valued at approximately $500,000; of which $300,000 of systems revenue was recognized during the quarter;
•	Company was also awarded a purchase contract for a new enterprise Referral Order Workflow (ROW) license with a total contract value in excess of $400,000; of which $220,000 of systems revenue was added to backlog;

•	Year-to-date application hosting recurring revenues increased 8% over the prior 9 month period;
•	New bookings for the quarter, excluding maintenance revenue, were in excess of $1.2 million;
•	Backlog at quarter’s end was $19.5 million; a net increase of $600,000 compared to the end of the second fiscal quarter of 2010.
Revenues for the quarter totaled $4.5 million, compared to $4.1 million in the prior year third quarter, an increase of 9%. The increase in revenues is primarily attributed to higher license systems sales and increased recurring revenues recognized from maintenance contracts. Application-hosting revenues for the third quarter remained consistent with the comparable prior year period. System sales for the quarter increased 241% versus the third quarter of 2009 to $579,000. The Company incurred a net profit of $95,000, or $0.01 per fully diluted share, for the quarter ended October 31, 2010, compared to a net loss of $296,000, or $(0.03) per fully diluted share, in the prior year quarter.
Total recurring revenues increased $189,000 or 7% over the prior year third quarter driven by a $217,000 or 12% increase in recurring maintenance revenue and partially offset by a $28,000 reduction in hosting contract revenue for the quarter. The results for the quarter were also impacted by a $233,000 decrease in professional services revenues from the prior comparable quarter, primarily due to customer delays in implementations.
New bookings for the third quarter, excluding maintenance services, were in excess of $1.2 million. Highlights of the new bookings included a new enterprise license contract signed through our international remarketing partner; a large add-on enterprise license sale signed with a Texas hospital and a Referral Order Workflow solution also sold to a Texas hospital.
Backlog at October 31, 2010 was $19.5 million, compared with $18.9 million at July 31, 2010 and $22.6 million at October 31, 2009. The increase in the sequential backlog since July 31, 2010 was primarily the result of increased maintenance commitments received during the third quarter of 2010 and the impending delivery of the Referral Order Workflow solution sold during the third quarter that will take place in the upcoming fourth quarter. The delivery of accessANYware 5.0 to our Canadian customer in the fourth quarter of fiscal 2009 and the recognition of approximately $2.0 million of that revenue in that quarter was the main driver in the year-over-year backlog decrease. Current backlog was also impacted by the recognition of revenue for application-hosted and maintenance contracts that were in the prior backlog totals.
Adjusted EBITDA* (a non-GAAP measure) for the quarter ended October 31, 2010 was $1.2 million, or $0.12 per fully diluted common share (adjusted), compared to $488,000, or $0.05 per fully diluted common share (adjusted) in the comparable prior quarter.

J. Brian Patsy, chief executive officer of Streamline Health, commented, “We are very pleased with the strong results of the quarter. Solid top-line and bottom-line increases, improved proprietary system sales and new customers are indicative of the traction that we are achieving in our reorganized sales and marketing process. We have also made great progress in managing operating expenses and driving operating efficiencies throughout the entire company.”
“By its nature,” continued Mr. Patsy, “our business can generate very uneven quarterly results throughout any given year. Implementation of systems can easily slide from one quarter into another, impacting quarterly financial results, as appropriate modifications are made to ensure customer acceptance and system start-up. In that regard, we believe that Streamline Health is more accurately evaluated on a year-over-year basis. We also believe that in the coming years as our application-hosting model gains greater traction, that some of the variability will be taken out of our operating results as our recurring revenue continues to increase in aggregate and as a percentage of total revenue. Furthermore, as the economy continues to improve, additional proprietary licensing sales will add a boost to results, both on a quarterly and annual basis. We expect to complete the fiscal year with a solid fourth quarter. That said, we are very excited with the opportunities ahead in the years to come.”
* Non-GAAP Financial Measures
Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.
Streamline Health defines “adjusted EBITDA” as operating profit before depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense and foreign currency exchange gain or loss. A table illustrating this measure is included in this publication.
Conference Call Information
The Company will conduct a conference call and web cast to review the results of the third quarter of fiscal 2010 later today, December 8, 2010 at 4:30 p.m. ET.
Interested parties can access the call by dialing (877) 317-6789 or (412) 317-6789, or listen via a live Internet web cast, which can be found at www.streamlinehealth.net. A replay of the call will be available by visiting www.streamlinehealth.net for 30 days or by calling (877) 344-7529 or (412) 317-0088, access code 444030, through December 13, 2010.

About Streamline Health
Streamline Health is a leading supplier of document workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR) and business process integration.
The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician referral order processing, pre-admission registration scanning and signature capture, financial screening, perioperative processing, Recovery Audit Contractor (RAC) mitigation processing, secondary billing services, explanation of benefits processing and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management processes of the healthcare enterprise. All solutions are available through a ‘Software as a Service’ (SaaS) model of delivery via the Company’s Remote Hosting Center that better matches customers’ capital or operating budget needs, or via a locally installed software licensing model.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving. For additional information please visit our website at http://www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months Ended October 31,
(Unaudited)

	Three Months		Nine Months
	2010	2009	2010	2009
Revenues:
Systems sales	$579,332	$169,801	$1,690,650	$957,384
Services, maintenance and support	2,989,610	3,006,002	8,364,120	8,522,975
Application-hosting services	901,934	930,242	2,636,599	2,445,978

Total revenues	4,470,876	4,106,045	12,691,369	11,926,337

Operating expenses:
Cost of systems sales	737,385	658,294	2,255,780	2,091,989
Cost of services, maintenance and support	1,347,055	1,317,619	4,108,043	3,697,735
Cost of application-hosting services	480,327	407,953	1,409,453	1,203,606
Selling, general and administrative	1,361,657	1,540,745	4,565,097	4,010,877
Product research and development	400,133	466,455	1,437,451	1,196,645

Total operating expenses	4,326,557	4,391,066	13,775,824	12,200,852

Operating profit (loss)	144,319	(285,021)	(1,084,455)	(274,515)
Other income (expense):
Interest expense	(31,585)	(12,137)	(87,921)	(30,254)
Other income (expense)	(13,158)	1,387	29,628	20,390

Earnings (loss) before taxes	99,576	(295,771)	(1,142,748)	(284,379)
Income taxes	(5,000)	—	(15,000)	(13,000)

Net earnings (loss)	$94,576	$(295,771)	$(1,157,748)	$(297,379)

Basic net earnings (loss) per common share	$0.01	$(0.03)	$(0.12)	$(0.03)

Diluted net earnings (loss) per common share	$0.01	$(0.03)	$(0.12)	$(0.03)

Number of shares used in per common share computations:
Basic	9,536,051	9,423,211	9,486,233	9,385,969

Diluted	9,544,183	9,423,211	9,486,233	9,385,969

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Assets

	(Unaudited)	(Audited)
	October 31,	January 31,
	2010	2010
Current assets:
Cash and cash equivalents	$665,472	$1,025,173
Accounts receivable, net of allowance for doubtful accounts of $100,000	2,408,822	1,922,279
Contract receivables	705,472	1,182,308
Prepaid hardware and third party software for future delivery	204,263	149,281
Prepaid other, including prepaid customer maintenance contracts	1,121,857	1,363,332
Deferred income taxes	224,000	224,000

Total current assets	5,329,886	5,866,373

Property and equipment:
Computer equipment	3,162,406	2,987,039
Computer software	1,979,869	1,816,397
Office furniture, fixtures and equipment	747,867	747,867
Leasehold improvements	639,864	574,257

	6,530,006	6,125,560
Accumulated depreciation and amortization	(4,951,522)	(4,344,432)

	1,578,484	1,781,128

Contract receivables, less current portion	243,635	146,093
Capitalized software development costs, net of accumulated amortization of $12,312,492 and $10,411,828, respectively	8,090,628	8,049,292
Other, including deferred income taxes of $1,651,000	1,674,876	1,681,661

	$16,917,509	$17,524,547

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Liabilities and Stockholders’ Equity

	(Unaudited)	(Audited)
	October 31,	January 31,
	2010	2010

Current liabilities:
Accounts payable	$382,823	$887,928
Accrued compensation	650,027	559,235
Accrued other expenses	485,862	476,504
Line of credit, current	2,400,000	—
Current portion of capital lease obligation	209,060	249,309
Current portion of deferred revenues	4,530,436	4,956,303

Total current liabilities	8,658,208	7,129,279

Line of credit, non-current	—	900,000
Deferred revenues, less current portion	109,498	602,239
Capital lease obligation, less current portion	24,217	161,666
Accrued other expenses, non-current	7,763	—

Total Liabilities	8,799,686	8,793,184

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, 9,767,284 and 9,436,824 shares issued, respectively	97,673	94,368
Additional paid in capital	36,706,649	36,160,126
Accumulated other comprehensive income	—	5,620
Accumulated deficit	(28,686,499)	(27,528,751)

Total stockholders’ equity	8,117,823	8,731,363

	$16,917,509	$17,524,547

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended October 31,
(Unaudited)

	2010	2009
Operating activities:
Net loss	$(1,157,748)	$(297,379)
Adjustments to reconcile net earnings (loss) to net cash (used in) provided by operating activities:
Loss on disposal of fixed assets	—	4,308
Long-term lease incentive	—	(48,842)
Depreciation and amortization	2,550,778	2,039,232
Share-based compensation	414,486	204,259

Changes in assets and liabilities:
Accounts and contract receivables	(107,249)	1,704
Other current assets	180,874	4,950
Accounts payable and accrued expenses	(405,364)	(231,355)
Deferred revenues	(918,608)	(1,859,963)

Net cash provided by (used in) operating activities	557,169	(183,086)

Investing activities:
Purchases of property and equipment	(447,470)	(464,395)
Capitalization of software development costs	(1,942,000)	(2,879,000)
Other	6,785	24,805

Net cash used in investing activities	(2,382,685)	(3,318,590)

Financing activities:
Proceeds from stock purchase plan and exercise of stock options	135,341	65,900
Proceeds from municipal incentive agreement	8,172	—
Net change in bank line of credit	1,500,000	1,100,000
Payments on capital lease	(177,698)	—

Net cash provided by financing activities	1,465,815	1,165,900

Decrease in cash and cash equivalents	(359,701)	(2,335,776)
Cash and cash equivalents at beginning of period	1,025,173	3,128,801

Cash and cash equivalents at end of period	$665,472	$793,025

Supplemental cash flow disclosures:
Interest paid	$87,639	$24,899

Income taxes paid	$54,741	$10,584

STREAMLINE HEALTH SOLUTIONS, INC.
Backlog
(Unaudited)
Table A
Backlog (in thousands)

	October 31,	July 31,	January 31,	October 31,
	2010	2010	2010	2009
Streamline Health software licenses	$298	174	201	2,036
Custom software	42	62	105	140
Hardware and third party software	176	95	171	268
Professional services	3,293	3,981	3,977	3,156
Application-hosting services	8,068	8,818	9,414	10,897
Recurring maintenance	7,641	5,788	5,987	6,075

Total	$19,518	18,918	19,855	22,572

STREAMLINE HEALTH SOLUTIONS, INC.
Bookings
(Unaudited)
Table B
New bookings (a)

	Three Months Ended
	October 31, 2010
	Value	% of Total Bookings
Streamline Health Software licenses	$529,000	42%
Application Hosting Services	—	—
Professional services	486,000	38%
Hardware & third party software	255,000	20%

Total bookings	$1,270,000	100%

	Nine Months Ended
	October 31, 2010
	Value	% of Total Bookings
Streamline Health Software licenses	$1,204,000	27%
Application Hosting Services	723,000	16%
Professional services	1,951,000	44%
Hardware & third party software	606,000	13%

Total bookings	$4,484,000	100%

(a)	Bookings are the aggregate of signed contracts and/or completed customer purchase orders approved and accepted by the Company as binding commitments to purchase its products and/or services. New bookings do not include maintenance services as these tend to be recurring in nature on an annual or more frequent basis.

STREAMLINE HEALTH SOLUTIONS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C
This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.
Reconciliation of operating profit (loss) to non-GAAP adjusted EBITDA (a), unaudited.

	Three Months Ended
	October 31,
	2010	2009
Operating profit (loss)	$144,319	$(285,021)
EBITDA adjustments
Stock-based compensation	171,382	74,083
Amortization of capitalized software development costs	646,683	519,754
Depreciation and amortization — other	195,389	180,825
Foreign currency (gain) loss	13,159	(1,387)

Adjusted EBITDA	$1,170,932	$488,254

	Nine Months Ended
	October 31,
	2010	2009
Operating profit (loss)	$(1,084,455)	$(274,515)
EBITDA adjustments
Stock-based compensation	414,486	204,259
Amortization of capitalized software development costs	1,900,664	1,468,118
Depreciation and amortization — other	650,114	571,114
Foreign currency (gain) loss	(29,627)	(24,697)

Adjusted EBITDA	$1,851,182	$1,944,279

(a)	Earnings Before Interest, Tax, Depreciation, Amortization, Stock-based compensation, and Foreign currency exchange gain or loss

Reconciliation of diluted net earnings per common share to non-GAAP diluted earnings per common share

	Three Months Ended
	October 31,
	2010	2009
Diluted earnings from operations per common share	$0.02	$(0.03)
Stock-based compensation	0.02	0.01
Amortization of capitalized software development costs	0.07	0.05
Depreciation and amortization — other	0.02	0.02
Foreign currency (gain) loss	0.00	(0.00)

Adjusted earnings from operations per common share	$0.12	$0.05

Diluted shares used for per share calculation	9,544,183	9,562,293

	Nine Months Ended
	October 31,
	2010	2009
Diluted earnings from operations per common share	$(0.12)	$(0.03)
Stock-based compensation	0.04	0.02
Amortization of capitalized software development costs	0.20	0.16
Depreciation and amortization — other	0.07	0.06
Foreign currency (gain) loss	(0.00)	(0.00)

Adjusted earnings from operations per common share	$0.19	$0.20

Diluted shares used for per share calculation	9,494,365	9,525,051

Note: Per share amounts may not be additive due to rounding.